UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 20, 2007
XCORPOREAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31608 (Commission File Number)	98-0349685 (IRS Employer Identification No.)
11150 Santa Monica Blvd., Suite 340
Los Angeles, California 90025
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 738-5138

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On March 20, 2007, our Audit Committee concluded that the financial statements included in our quarterly report on Form 10-QSB for the quarterly period ended September 30, 2006 should no longer be relied upon.
On August 31, 2006, we entered into a Contribution Agreement with Consolidated National, LLC, whose sole managing member is our current Chairman. We issued 9,600,000 shares of common stock, a 96% voting interest in our company, in exchange for (a) all of our right, title, and interest to the name “Xcorporeal” and related trademarks and domain names, and (b) the right to enter into a License Agreement dated September 1, 2006 pursuant to which we obtained the exclusive rights to the technology relating to our congestive heart failure treatment, kidney failure treatment, and other medical devices. Prior to the August 31, 2006 transaction, we were a shell corporation. In our prior quarterly report, (i) we valued the License Agreement at $9,600,000 based on the fair market value of the shares of common stock, (ii) legal fees related to the License Agreement of $150,000 were capitalized as of September 30, 2006, and (iii) these fees along with the value of the shares issued were included in Other Assets on the balance sheet.
Our Audit Committee has concluded that (a) the transaction should be presented as a recapitalization of the accounting acquirer, and (b) the consideration transferred to us should be recorded at predecessor basis. In that regard, (i) the assets transferred should be recorded at their carry-over basis of $1,000 rather than their fair market value, and (ii) the legal fees should be expensed.
In addition, on August 31, 2006, we issued immediately-exercisable, five-year warrants to purchase an aggregate of 325,000 shares of common stock at $1.00 per share to consultants in exchange for services performed during the quarter ended September 30, 2006. In our prior quarterly report, we accounted for the expense of these warrants by estimating the fair value using the Black-Scholes pricing model. The assumptions we used included a fair market value of shares on the grant date of $1.00 per share, a weighted average risk-free interest rate of 3.88%, an expected volatility of our stock of 11.1% based on an index, and no expected dividends.
Our Audit Committee has determined that the assumptions used in estimating the fair value of the warrants should be revised, and that the resulting increase in fair value should be expensed accordingly.
The Company intends to file an amendment to its quarterly report on Form 10-QSB for the quarterly period ended September 30, 2006 to reflect the conclusions and facts briefly described above.
Our Audit Committee and Chief Financial Officer have discussed the matters disclosed in this filing with our current independent registered public accounting firm, BDO Seidman LLP, who concur with our conclusions.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2007	XCORPOREAL, INC.
	By:	/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer